EXHIBIT 23.4

                    CONSENT OF KEEFE, BRUYETTE & WOODS, INC.

         We hereby consent to the use of the form of our opinion letter to the Board of Directors of St. Francis Capital Corporation. included as Appendix C to the Proxy Statement/Prospectus which forms part of the Registration Statement on Form S-4 filed with the Securities and Exchange Commission on the date hereof relating to the proposed merger of MAF Bancorp, Inc. and St. Francis Capital Corporation and to the references to such opinion therein.

         In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we hereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


                                            KEEFE, BRUYETTE & WOODS, INC.


                                            By:/s/ Daniel D. Floyd
                                               ---------------------------------
                                               Daniel D. Floyd
                                               Vice President

                                            Date: September 12, 2003